SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue

Clearwater, Florida 33765

(Address of principal executive offices and Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Items.

On July 12, 2005, Aerosonic entered into an agreement with the other parties to the Aerosonic Corporation Derivative Litigation to settle the litigation.  The agreement provides for appointment of a new independent director to replace William Parker, who passed away in April 2005, standing authority to the Audit Committee to investigate any matters it deems appropriate, and payment of up to $75,000 in attorneys’ fees and costs, which would be paid by Aerosonic’s insurance carrier and its former auditor.  This settlement, which should facilitate the pending settlement of the Company’s Securities Class Action Litigation, is contingent upon preliminary and final court approval.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.

Description

99.1

Press Release dated July 13, 2005 relating to the Settlement of Derivative Lawsuit.

Exhibit 99

Contact Person:

P. Mark Perkins

Aerosonic Corporation

727-461-3000

mperkins@aerosonic.com

   For immediate release

Aerosonic Announces Settlement of Derivative Suit

CLEARWATER, Fla. - - July 13, 2005 - Aerosonic Corporation (AMEX: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, announced today that it and the other parties to the Aerosonic Corporation Derivative Litigation have entered into an agreement to settle the derivative litigation.  The agreement provides for appointment of a new independent director to replace William Parker, who passed away in April 2005, standing authority to the Audit Committee to investigate any matters it deems appropriate, and payment of up to $75,000 in attorneys’ fees and costs, which would be paid by Aerosonic’s insurance carrier and its former auditor.  This settlement, which should facilitate the pending settlement of the Company’s Securities Class Action Litigation, is contingent upon preliminary and final court approval.

“We look forward to completing the final phases of resolving our outstanding litigation so that we can focus our fullest attention on the growth of the Company,” stated David A. Baldini, Chairman, President and Chief Executive Officer.

Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products.  Locations of the Company include the Clearwater, Florida Instrument Division (Clearwater Instruments), the Aerosonic Wichita, Kansas Division (Kansas Instruments), and Avionics Specialties, Inc., a Virginia corporation wholly owned by the Company.  For additional information, visit the corporate web site at www.aerosonic.com

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to the outcome of litigation, future actions by officers and directors of the Company, prospects of the Company's operations, profits from future operations, and the Company's overall future business prospects, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments with respect to the resolution of management issues, operations of the Company's business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: July 13, 2005	By:	/s/ David A. Baldini
David A. Baldini Chairman of the Board, President and Chief Executive Officer